UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2005, Mr. Roland S. Boreham, Jr. advised the Company that he does not intend to stand for re-election as a director of the Company. Mr. Boreham will serve the remainder of his current term, which expires at the Company’s 2006 annual stockholders meeting. Mr. Boreham’s decision not to stand for re-election does not relate to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Boreham, who is an independent director, has served as a director of the Company since 1992 and currently serves on the Executive Compensation Committee and the Audit Committee of the Company’s Board of Directors, and as chair of the Company’s Employee Stock Option Committee.

The Company’s Board of Directors, acting in its capacity as Nominating Committee, will immediately begin a process to identify a potential nominee to fill the directorship currently occupied by Mr. Boreham. It is the Nominating Committee’s intention to identify a qualified candidate in a timely manner and to nominate such a candidate for election as a director at the 2006 annual meeting of stockholders. The annual meeting will be held in May 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	December 14, 2005	/s/ CLIFTON R. BECKHAM
Clifton R. Beckham
Sr. Vice President – Finance and
Chief Financial Officer